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FOR IMMEDIATE RELEASE

CONTACT: Terrence Bowshier
Vice President
Director of Investor Relations
(614) 464-5078



         STATE AUTO FINANCIAL ANNOUNCES FIRST QUARTER EARNINGS

o        NET INCOME UP 60% OVER 1Q 2002

o        SOLID IMPROVEMENT IN MERIDIAN SEGMENT

o        COMBINED RATIO OF 95.2


COLUMBUS, OHIO (APRIL 30, 2003) - State Auto Financial Corporation (NASDAQ:
STFC) today announced record GAAP net earnings of $21,064,000 for the first quarter ended March 31, 2003. GAAP net earnings were $0.53, per diluted share, versus $0.33 for the same period last year. Net operational earnings* for the quarter were $0.47 per diluted share, compared to $0.31 for the same period 2002.

STFC's first quarter revenue was $253,353,000, up 10.2% from $229,959,000 a year earlier. Quarterly written premium increased 6.4% over the first quarter 2002. The Company's GAAP combined ratio for the first quarter was 95.2 versus 98.5 for the first quarter 2002. The improvement in the combined ratio this quarter over the first quarter of 2002 can be attributed mainly to the continued improvements in the Meridian segment of the business. The Meridian segment produced a combined ratio of 91.0 for this quarter versus 105.1 a year ago.

"We are enormously proud of our second straight quarter of record earnings. This achievement is a direct result of the efforts of associates throughout the Company who have focused on the reformation of the Meridian segment, while continuing to fine tune the State Auto segment of the business," said STFC Chairman and CEO Bob Moone.

"Nevertheless, underwriting work is never done. We believe the implementation of double-digit homeowners rate increases, coupled with our focus on new and renewal underwriting guidelines, will lead to sustainable profit in this line. Our decision to remain extremely conservative writers of workers' compensation has served us well, but continued attention to commercial casualty pricing is in order.


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"We are convinced that every constituency, particularly our shareholders and agency partners, enjoy tremendous value from profitable operations. Therefore, we will continue to be unrelenting in our drive to maintain both targeted growth and sound underwriting results," concluded Moone.

At $12.36 per share, STFC shareholders' book value has increased by 17.4% since March 31, 2002.

State Auto Financial Corporation is a regional property and casualty insurance holding company engaged primarily in writing personal and commercial automobile, homeowners, commercial multi-peril, general liability, workers' compensation and fire insurance. The company currently markets its products through more than 22,000 independent agents associated with approximately 3,500 agencies in 26 states. Products are marketed primarily in the Central and Eastern United States, excluding New York, New Jersey and the New England states.

*Net operational earnings differ from net GAAP earnings only by the exclusion of realized capital gains or losses, net of applicable taxes, on investment activity for the period being reported. For STFC, in the first quarter 2003 this amounts to $0.06 of such realized gains.

                                   * * * * * *

STFC has scheduled a conference call with industry analysts for Wednesday, April 30, 10:00 A.M. to discuss the company's first quarter 2003 performance. A replay of this conversation, in its entirety, can be heard beginning at noon today by calling 1-800-925-4712. Live and archived broadcasts of the conference can be accessed via links on www.STFC.com and www.StateAuto.com. Supplemental schedules detailing the company's first quarter 2003 financial, sales and underwriting results are made available on www.STFC.com prior to the above-mentioned conference call.

                                   * * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

                                    --MORE--
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                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                (figures in thousands, except per-share amounts)
                                   (unaudited)

                                                                       Quarter Ended
                                                                          March 31
                                                                 2003                  2002
                                                                 ----                  ----

Net premiums written                                             $ 236,506             $ 222,286
                                                                 ---------             ---------
Earned premiums                                                    232,375               212,836
Net investment income                                               15,709                14,611
Net realized gains on investments                                    3,845                 1,310
Other income                                                         1,424                 1,202
                                                                     -----                 -----
                                                                ----------            ----------
  Total revenue                                                    253,353               229,959
                                                                   -------               -------
                                                                ----------            ----------
Income before federal income taxes                                  28,563                17,301
                                                                ----------            ----------
Federal income taxes                                                 7,499                 4,136
Net income                                                         $21,064              $ 13,165
                                                                ==========            ==========

Earnings per share:
    - basic                                                          $0.54                 $0.34
    - diluted                                                        $0.53                 $0.33

Earnings per share from operations*:
    - basic                                                          $0.48                 $0.32
    - diluted                                                        $0.47                 $0.31

Weighted average shares outstanding:
    - basic                                                         39,073                38,966
    - diluted                                                       39,732                39,768
Book value per share                                                $12.36                $10.53
Dividends paid per share                                           $0.0350               $0.0325
Total shares outstanding                                            39,163                38,980

GAAP ratios:
    Loss ratio                                                        64.4                  69.2
    Expense ratio                                                     30.8                  29.3
                                                                ----------            ----------
    Combined ratio                                                    95.2                  98.5
                                                                ==========            ==========

*Net income from operations:
Net income                                                         $21,064               $13,165
Less net realized gains on investments,
  less applicable federal income taxes                               2,499                   852
                                                                ----------            ----------
Net income from operations                                         $18,565               $12,313
                                                                ==========            ==========